UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2016

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 15th Floor
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report is incorporated herein by reference.

Item 1.03                                           Bankruptcy or Receivership.

On February 1, 2016 (the “Petition Date”), SFX Entertainment, Inc. (the “Company”) and substantially all of the Company’s wholly-owned domestic subsidiaries and two foreign holding company subsidiaries (such subsidiaries, the “Filing Subsidiaries” and, together with the Company, the “Debtors”) filed voluntary petitions (collectively, the “Bankruptcy Petitions”) seeking relief under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The cases are being jointly administered under the caption In re SFX Entertainment, Inc., et al, Case No. 16-10238 (MFW) (the “Chapter 11 Cases”). The Debtors will continue to operate their businesses and manage their properties as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Debtors filed a series of first day motions with the Bankruptcy Court in order to allow them to continue to conduct business with minimal interruption and impact on the Debtors’ operations, customers and employees.

Court filings and other information related to the Chapter 11 Cases are available on a website administered by the Company’s claims and noticing agent, Kurtzman Carson Consultants, at www.kccllc.net/SFX.

Restructuring Support Agreement

In connection with the filing of the Bankruptcy Petitions, the Debtors entered into a Restructuring Support Agreement, dated as of January 31, 2016 (the “Restructuring Support Agreement”), by and among the Debtors, on behalf of themselves and their respective domestic and controlled foreign subsidiaries and controlled affiliates, certain holders of the Company’s 9.625% second lien senior secured notes due 2019 (such notes, the “Second Lien Notes” and such holders, the “Supporting Parties”), and Mr. Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer.  The Supporting Parties beneficially own, in the aggregate, over 70% of Second Lien Notes issued by the Company under that certain Indenture, dated as of February 4, 2014, by and among the Company, as issuer, the guarantor parties thereto, and U.S. Bank National Association, as trustee and collateral agent (as amended, supplemented or otherwise modified from time to time, the “Second Lien Indenture”).  The Restructuring Support Agreement, together with the Restructuring Term Sheet attached thereto as Exhibit A (the “RSA Term Sheet”), sets forth the terms and conditions of a restructuring transaction that the parties will support and seek to effectuate through a joint reorganization plan (the “Plan”) in conjunction with the Chapter 11 Cases. The key terms of the restructuring transaction, as contemplated in the Restructuring Support Agreement and the RSA Term Sheet, are as follows:

•                  DIP Facility:  The Supporting Parties to provide a DIP Facility of up to $115.0 million, consisting of a Tranche A DIP Facility and a Tranche B DIP Facility with a potential for Incremental Tranche B Loans (each as defined below) as described in the DIP Term Sheet attached as Exhibit B to the Restructuring Support Agreement (the “DIP Term Sheet”).

•                  Substantial Deleveraging of Company’s Balance Sheet through Proposed Reorganizational Plan:  The Company’s US Credit Facility and Foreign Credit Facility will be repaid in full with the proceeds from the DIP Facility as provided in the DIP Credit Agreement (each as defined below). Upon the effective date of the Plan (the “Effective Date”), each Tranche A Lender (as defined below) will either be paid in full in cash or convert into a new first lien loan facility (the “Exit Facility”) in the reorganized Company (the “Reorganized Company”) in accordance with the RSA Term Sheet. Upon the Effective Date, each Tranche B Lender will receive its pro rata share of the following equity interests in the Reorganized Company, as more fully described below: (i) 100% of the Series A Preferred Stock (as defined below); (ii) 50% of the Common Stock (as defined below); (iii) Series A Warrants (as defined below); and (iv) Series B Warrants (as defined below). All claims for unpaid principal, interest, fees, costs and other amounts arising under or in connection with the Second Lien Notes (the “Noteholder Claims”) will convert into 50% of the Common Stock in the Reorganized Company in full satisfaction, settlement, discharge and release of, and in exchange for, the Noteholder Claims. Holders of general unsecured claims against the Company will not receive recovery, except for certain holders of such claims that may receive payment pursuant to critical vendor motions or other motions filed in connection with the Chapter 11 Cases in accordance with the Restructuring Support Agreement and as otherwise ordered by the Bankruptcy Court.  On the Effective Date, the Company’s preferred stock and common stock, together with any options, warrants or other rights with respect to the Company’s equity interests, will be extinguished and cancelled, and the holders thereof will not receive a distribution on account of such interests.

•                  Reorganized Company Status and Capital Structure:  Upon the Effective Date, the Reorganized Company will be a private company.  The Reorganized Company would have the following capital structure:

•                  Exit Facility for a principal amount equal to the then-accrued, unpaid balance of the Tranche A DIP Facility;

•                  Series A Preferred Stock (“Series A Preferred Stock”) with a face amount equal to the unpaid amount of the Tranche B DIP Facility, including any unpaid Incremental Tranche B Loans;

•                  Common Stock (“Common Stock”) which will entitle the holders thereof to 100% of the equity value of the Reorganized Company after the redemption of the Series A Preferred Stock, subject to the exercise of the Series A Warrants and Series B Warrants;

•                  Series A Warrants (“Series A Warrants”) which will be exercisable upon a Liquidity Event (as defined in the RSA Term Sheet) where the enterprise value of the Reorganized Company is equal to (i) $276.25 million plus (ii) 1.75 times the amount of any committed amount under the Incremental Tranche B Loans, if any (the “Series A Warrant Strike Price”); and

•                  Series B Warrants (“Series B Warrants”) which will be exercisable upon a Liquidity Event where the enterprise value of the Reorganized Company is equal to (i) the Series A Warrant Strike Price plus (ii) $150 million.

•                  Management Incentive Plan:  The Reorganized Company will adopt a management incentive plan (the “Management Incentive Plan”) pursuant to which certain Series A Warrants and Series B Warrants shall be made available to certain members of management and Mr. Sillerman as set forth in the RSA Term Sheet. Mr. Sillerman may also be entitled to certain additional cash payments subject to the terms and conditions set forth in the RSA Term Sheet.

•                  Milestones:  The Restructuring Support Agreement also contains certain milestones for progress in the Bankruptcy Court proceedings and in the restructuring transaction (the “Milestones”).

The Restructuring Support Agreement contains certain other terms and conditions that are customary for a transaction of this nature and may be terminated upon the occurrence of certain events, including any failure to meet the Milestones or failure to obtain the Bankruptcy Court’s approval of any of the terms and conditions of the Restructuring Support Agreement or RSA Term Sheet.  The terms of the Restructuring Support Agreement and the RSA Term Sheet are subject to approval by the Bankruptcy Court, among other conditions.  Accordingly, no assurance can be given that the transactions described herein will be consummated.

The foregoing description of the Restructuring Support Agreement, including the RSA Term Sheet, does not purport to be complete and is qualified in its entirety by reference to the Restructuring Support Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Debtor-in-Possession Financing

In connection with the Chapter 11 Cases, the Company filed a motion seeking Bankruptcy Court approval of debtor-in-possession financing (the “DIP Financing”) on the terms set forth in the DIP Term Sheet and to be negotiated pursuant to a proposed Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), by and among the Company, as borrower, the Filing Subsidiaries, as guarantors, the Supporting Parties, as lenders, and Wilmington Savings Fund Society, FSB, as Administrative Agent (the “DIP Agent”), which DIP Credit Agreement as of the date hereof is still under negotiation between the Debtors and the Supporting Parties. The Bankruptcy Court approved the DIP Financing on an interim basis by order dated February 3, 2016 (the “Interim DIP Order”).

The DIP Financing contemplates a multiple-draw, senior secured, super-priority debtor-in-possession term loan facility in an aggregate principal amount of up to $115.0 million (the “DIP Facility”), which consists of tranche A loans up to $30.0 million (“Tranche A DIP Facility”) made by the tranche A lenders (the “Tranche A Lenders”) and tranche B loans up to $85.0 million (“Tranche B DIP Facility”) made by the tranche B lenders (the “Tranche B Lenders”). Under the DIP Financing, the Company may request up to $10.0 million of additional loans under the Tranche B DIP Facility, subject to the consent of the Tranche B Lenders (the “Incremental Tranche B Loans”). The Filing Subsidiaries will guarantee the obligations of the Company under the DIP Facility pursuant to the terms and conditions of the DIP Credit Agreement. Subject to certain exceptions to be set forth in the DIP Credit Agreement, the obligations under the DIP Facility will be secured by first priority perfected security interests and liens on substantially all of the assets of the Debtors in accordance with the relevant provisions of the Bankruptcy Code. The foregoing security interests and liens are subject only to certain carve-outs and permitted liens, as set forth in the Interim DIP Order.

Item 2.03.                                        Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.03 of this Current Report is hereby incorporated herein by reference.

Item 2.04                                           Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases on the Petition Date constituted an event of default under i) that certain Amended and Restated Credit Agreement, dated as of September 17, 2015, by and among the Company, as the borrower, the lenders party thereto, and Catalyst Fund Limited Partnership V (“Catalyst”), as successor administrative agent (as amended by that certain First Forbearance Agreement and First Amendment to Credit Agreement, dated as of December 31, 2015) (the “US Credit Facility”), and (ii) that certain facility agreement, dated as of January 14, 2016, by and among SFXE Netherlands Holdings Cooperatief U.A., a wholly-owned subsidiary of the Company, as the borrower, Catalyst, as lender, and Catalyst Media Cooperatief U.A., as facility and security agent (the “Foreign Credit Facility”).  As a result of the filing of the Chapter 11 Cases, all commitments under the US Credit Facility and the Foreign Credit Facility were terminated and the principal amount of all outstanding loans (together with accrued and unpaid interest thereon) and all other amounts outstanding under such facilities became immediately due and payable. As of January 31, 2016, the aggregate principal amount outstanding under the US Credit Facility and the Foreign Credit Facility was $50.0 million.

In addition, the commencement of the Chapter 11 Cases constituted an event of default under the Second Lien Indenture. As a result of the filing of the Chapter 11 Cases, all unpaid principal and accrued and unpaid interest on the Second Lien Notes became immediately due and payable. As of January 31, 2016, the outstanding principal amount of Second Lien Notes was $295.0 million.

As a result of the filing of the Chapter 11 Cases, the Company believes that the ability of the Debtors’ creditors to seek remedies to enforce their respective rights against the Debtors under these and other agreements are stayed and creditor rights of enforcement against the Debtors are subject to orders of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code and certain contractual agreements.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 1, 2016, The Nasdaq Stock Market (the “Exchange”) notified the Company (the “Notice”) that it has determined that the Company’s common stock will be delisted from the Exchange pursuant to Listing Rules 5101 and 5110(b), which provide the Exchange broad discretionary authority with respect to continued listing, including in the event of bankruptcy.  Accordingly, unless the Company requests an appeal of this determination as described below, trading of the Company’s common stock will be suspended at the opening of business on February

10, 2016, and a Form 25-NSE will be filed with the SEC, which will remove the Company’s securities from listing and registration on the Exchange.  Specifically, the Notice stated that in reaching its determination, the Exchange noted the Company’s filing of the Bankruptcy Petitions, concerns regarding the residual value of the common stock, and concerns about the Company’s ability to sustain compliance with all requirements for continued listing on the Exchange.  The Exchange also cited non-compliance with Listing Rule 5450(a)(1), which relates to the minimum bid price for the common stock required for continued listing, and with Listing Rules 5635(c) and 5635(d)(2), which relate to the requirement for advance shareholder approval in connection with certain stock issuances.  Additional information pertaining to these Nasdaq shareholder requirements is set forth in the Company’s Current Report on Form 8-K filed with the SEC on November 5, 2015.

The Company does not intend to appeal the delisting determination. Therefore, it is expected that the common stock will be delisted from the Exchange.

As described in this Current Report, if the transactions contemplated by the Restructuring Support Agreement are consummated, the common stock will be extinguished and cancelled and the holders of the common stock will not receive any consideration.  See Item 7.01 below.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Restructuring Support Agreement and the proposed DIP Credit Agreement, Mr. Sillerman will resign from his position as the Company’s CEO on or before the sixtieth day following the Petition Date. The Company plans to engage an executive search firm to conduct a search for a replacement CEO in the near term. Mr. Sillerman will remain in his position as Chairman of the Company’s Board of Directors.

Item 7.01.                                        Regulation FD Disclosure.

A copy of the press release dated February 1, 2016, announcing, among other things, that the Company had filed a voluntary petition for reorganization under chapter 11 of title 11 of the U.S. Code is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. If the transactions contemplated by the Restructuring Support Agreement are consummated, the Company’s common stock will be extinguished and cancelled and the holders of the common stock will not receive any consideration. Shareholders are urged to consult their tax advisors with respect to all tax-related aspects of the restructuring transaction.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report, any Exhibits furnished or filed herewith, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, expectations about the timing and execution of the Company’s restructuring plan, the Company’s future financial condition and future business plans and expectations, including statements related to the effect of, and our expectations with respect to, the operation of our business, adequacy of financial resources and commitments, and the operating expectations during the pendency of the Company’s Chapter 11 Cases and impacts to its business related thereto. Such forward-looking statements are based upon the current beliefs and expectations of the Company’s management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: the risk that the Company may not be able to consummate the restructuring transactions; the transactions contemplated by the Restructuring Support Agreement and the DIP Credit Agreement are subject to certain conditions, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, (ii) the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, (iii) Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, (iv) the length of time the Company will operate under the Chapter 11 Cases, (v) risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the restructuring transactions, (vi) the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and (vii) increased legal and other professional costs necessary to execute the Company’s reorganization; the consequences of the acceleration of our debt obligations; our overall liquidity position and ability to continue as a going concern; ability to generate or obtain from external sources sufficient liquidity for operations and debt service; changes in key personnel, our ability to hire and retain key personnel, and our relationship with our employees; our ability to successfully implement our strategic, operating, financial and personnel initiatives; ability to maintain the value and image of our brand and protect our intellectual property rights; general economic conditions, geopolitical events, other regulatory changes, and inflation or deflation; disruptions in the global financial markets; the highly competitive and evolving nature of our industry in the U.S. and internationally; changes in consumer preferences or demand for our products; changes in the price of labor and services; adverse changes in our credit ratings and any related impact on financial costs and structure; litigation and other inquiries and investigations, including the risks that we, our officers or directors in cases where indemnification applies, will not be successful in defending any proceedings, lawsuits, disputes, claims or audits, and that exposure could exceed expectations or insurance coverage; adverse weather conditions or natural disaster, including those which may be related to climate change; the risk of failure to protect the integrity and security of our information systems and customers’ information; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. The Company’s filings with the Securities and Exchange Commission are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description

10.1

Restructuring Support Agreement, dated January 31, 2016, by and among SFX Entertainment, Inc., the SFX subsidiaries named therein, Mr. Robert F.X. Sillerman, and the Initial Consenting Noteholders set forth therein

99.1	Press Release dated February 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: February 5, 2016	By:	/s/ Robert F.X. Sillerman
Robert F.X. Sillerman
Chief Executive Officer